Exhibit 99.P4

Nuveen Investments, Inc.

Code of Business Conduct and Ethics

A.	Purpose

Nuveen Investments, Inc. (the “Company”) strives to meet the highest standards of conduct in all of its business activities. The Company has built a reputation for honesty and integrity. Continuing to act in a manner consistent with our reputation is essential to the best interests of the Company and its employees, as well as in the best interests of the Company’s investors and customers and of society in general. The reputation and integrity of the Company can be maintained only if employees, officers and directors take care to act within the highest standards of conduct and avoid situations which are, or which may appear to be, improper. No employee will be asked or expected to compromise these high standards of conduct. Employees are encouraged to contact the Company’s Ethics Officer with any questions on topics covered by this Code. For purposes of this Code, the “Ethics Officer” shall be the Company’s General Counsel or other officer of the Company designated from time to time by the Company’s Chief Executive Officer or General Counsel and identified to employees as such. In addition, employees may contact the Company’s Director of Compliance at any time regarding these topics.

B.	Provisions Applicable to all Employees, Officers and Directors

1.	Compliance with Laws and Company Policies

The Company operates in a highly regulated business environment, and has adopted many legal and compliance policies and procedures applicable to employees, officers and directors of the Company, as set forth in the Company’s Compliance Manual. These policies and procedures change from time to time to take account of changes in laws or regulations, changes in our business activities and experience under the prior policies and procedures.

All employees, officers and directors of the Company must respect and comply with all of the laws, rules and regulations which are applicable to the Company in the conduct of its business, including laws of the United States, other countries, and the states, counties, cities and other jurisdictions in which the Company conducts its business. All employees, officers and directors must also respect and comply with the various policies and procedures adopted by the Company.

Such legal compliance should include, without limitation, compliance with the “insider trading” prohibitions applicable to the Company and its employees, officers and directors. Generally, employees, officers and directors who possess or otherwise have knowledge of material, non-public information about the Company are not permitted to buy, sell or otherwise trade in the Company’s

(As last revised May 2004)

securities, whether or not they are using or relying upon that information. This restriction extends to sharing or tipping others about such information, especially since the individuals receiving such information might utilize such information to trade in the Company’s securities. The Company has implemented trading restrictions to reduce the risk of insider trading. Company employees, officers and directors are directed to the Company’s Insider Trading Policy or to the Company’s Legal Department if they have questions regarding the applicability of such insider trading prohibitions. The Company has also implemented a Codes of Ethics pursuant to the Investment Company Act of 1940 and the Investment Advisers Act of 1940 which, among other things, restrict trading by certain employees in securities that are being or may be purchased or sold in client accounts.

This Code of Business Conduct and Ethics does not summarize all laws, rules and regulations applicable to the Company and its employees, officers and directors. For additional information, please consult the Company’s Compliance Manual and the various guidelines which the Company has prepared on specific laws, rules and regulations.

2.	Conflicts of Interest

All employees, officers and directors of the Company should be scrupulous in avoiding a conflict of interest with regard to the Company’s interests. A “conflict of interest” exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether received from the Company or a third party. Employees, officers and directors are required to disclose to the Company’s Ethics Officer any significant interest they or any of their family members have in any transaction or other matter known by the employee, officer or director to be under consideration by the Company. Loans to, or guarantees of obligations of, employees, officers and directors and their respective family members may create conflicts of interest. Federal law prohibits most loans to directors and executive officers.

Conflicts of interest are prohibited as a matter of Company policy, unless approved by the Board of Directors or the Nominating & Governance Committee of the Board or pursuant to guidelines approved by the Board or the Nominating & Governance Committee. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with the Company’s Ethics Officer. Any employee, officer or director who becomes aware of a conflict of interest or potential conflict should bring it to the attention of a supervisor or manager, the Company’s Ethics Officer or the Company’s General Counsel.

2	Code of Business Conduct and Ethics (As last revised May 2004)

3.	Corporate Opportunity

All employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) competing with the Company. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

4.	Confidentiality

All employees, officers and directors of the Company must maintain the confidentiality of proprietary or confidential information entrusted to them by the Company or its suppliers or customers, except when disclosure is authorized by the Legal Department or required by laws, regulations or legal proceedings. Whenever feasible, employees, officers and directors should consult with the Company’s Ethics Officer if they believe they have an obligation to disclose confidential information. Confidential information includes all non-public information that might be of use to competitors of the Company, or harmful to the Company or its customers if disclosed.

5.	Fair Dealing

Each employee, officer and director should endeavor to deal fairly with the Company’s customers, suppliers, competitors, officers and employees. None should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice. We seek to outperform our competitors fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Possessing proprietary or trade secret information of others that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies, is prohibited.

6.	Protection and Proper Use of Company Assets

All employees, officers and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate business purposes.

7.	Business Records

All of the Company’s books and records shall be maintained in reasonable detail and in a manner that accurately reflects the true nature of all business transactions.

3	Code of Business Conduct and Ethics
(As last revised May 2004)

Records should always be retained or destroyed only in accordance with the Company’s record retention policies. In the event of litigation or governmental investigation implicating our business records, employees will receive a notice from the Company’s Legal department, and in that circumstance employees must maintain all related books and records until notified otherwise by the Company’s Legal department.

8.	Payments to Government Officials and Political Contributions

No payment can be made directly or indirectly to any employee, official or representative of any governmental agency or any party or candidate for the purposes of influencing any act or decision on behalf of the Company. Employees, officers and directors are free to participate as individuals in political activities, but are prohibited from engaging in such activities as a representative of the Company and from using the name or credibility of the Company in connection with political activities. The Company will not reimburse any employee, officer or director for any political contributions or similar expenses.

9.	Accounting Complaints

The Company’s policy is to comply with all financial reporting and accounting regulations applicable to the Company. If any employee, officer or director of the Company has concerns or complaints regarding questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously or otherwise) to the Audit Committee of the Board of Directors. Such submissions may be directed to the attention of the Audit Committee, through the office of the Corporate Secretary, at the principal executive offices of the Company or through any “hotline” or similar reporting service provided by the Company for such purpose. The current, toll-free, confidential employee hotline number for such purpose is 1-877-209-3663.

10.	Public Company Reporting

As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely. Depending on his or her position with the Company, an employee, officer or director may be called upon to provide necessary information to assure that the Company’s public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company’s public disclosure requirements.

11.	Reporting Any Illegal or Unethical Behavior

Employees are encouraged to talk to their supervisors or managers, or to the Company’s Ethics Officer about any legal or ethical concern they may have.

4	Code of Business Conduct and Ethics
(As last revised May 2004)

Employees who believe that a violation of this Code or other illegal or unethical conduct by an employee, officer or director of the Company has occurred or will occur must promptly contact the Company’s Ethics Officer with such information. If they are unable, or do not believe it appropriate, to contact the Company’s Ethics Officer, then they should contact the General Counsel or the Audit Committee or Nominating & Governance Committee of the Board of Directors of the Company.

C.	Provisions Applicable to Designated Senior Officers

1.	Background

The Company’s Chief Executive Officer, President, Chief Financial Officer, Controller, Treasurer, General Counsel and any other officer designated as the Company’s principal executive, financial or accounting officer in the Company’s periodic filings with the Securities and Exchange Commission or designated by the Company’s Board as reporting persons under Section 16 of the Securities Exchange Act of 1934 (collectively, the “Designated Officers”), are subject to the provisions set forth above relating to ethical conduct, conflicts of law and compliance with law, among other things. In addition, the Designated Officers are subject to the following additional specific responsibilities, as contemplated by Section 406 of The Sarbanes-Oxley Act of 2002.

2.	Reporting and Disclosure

The Designated Officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports to be filed by the Company with the Securities and Exchange Commission. Accordingly, it is the responsibility of each Designated Officer to promptly bring to the attention of the Disclosure Committee any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings and otherwise assist the Disclosure Committee in fulfilling its responsibilities as provided in the Company’s Disclosure Controls and Procedures as in effect from time to time.

3.	Internal Controls and Fraudulent Conduct

Each Designated Officer shall promptly bring to the attention of the Disclosure Committee and the Audit Committee any information he or she may have concerning (a) deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, or (b) any fraud, whether or not material, that involves management of other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

5	Code of Business Conduct and Ethics
(As last revised May 2004)

4.	Violations of this Code or of Laws or Regulations

Each Designated Officer shall promptly bring to the attention of the Company’s General Counsel and of the Audit Committee any information he or she may have concerning (a) any violation of this Code of Business Conduct and Ethics, including conflicts of interest involving management or other employees who have a significant role in the Company’s financial reporting, disclosures of internal controls, or (b) any violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business by the Company or any agent thereof.

D.	General Provisions

1.	Retaliation

The Company will not permit retaliation of any kind by or on behalf of the Company and its employees, officers and directors against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.

2.	Enforcement of this Code and Waivers

The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code by Designated Officer or Directors of the Company. Any waivers of the provisions of this Code for Designated Officers or Directors shall be made only by the Board of Directors or the Nominating & Governance Committee of the Board and shall be reported as required under the rules of the New York Stock Exchange, and any waivers from the provisions of Section C of this Code shall be made only by the Board of Directors or the Nominating & Governance Committee and shall be reported as required under the Securities Exchange Act of 1934 and the rules thereunder. The Disclosure Committee, as constituted under the Company’s Disclosure Controls and Procedures as in effect from time to time, or such other person or persons as may be designated by the Board of Directors, shall determine appropriate actions to be taken in the event of violations of this Code by employees who are not executive officers or directors of the Company. Any such actions taken by the Board of Directors, its designee or the Disclosure Committee, as the case may be, shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code, and shall include without limitation written notices to the individual who has been determined to be in violation of the Code, censure, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of employment. In determining what action is appropriate in a particular case, the Board of Directors, its designee or the Disclosure Committee, as the case may be, shall take into account all information it deems relevant in its business judgment, including the nature and severity of the violation, whether the violation was a single occurrence or series of occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been

6	Code of Business Conduct and Ethics
(As last revised May 2004)

advised prior to the violation as to the proper course of action, and whether or not the individual had committed other violations of this Code in the past.

3.	Amendment, Modification and Waiver

This Code may be amended or modified by the Board of Directors, and waivers may be granted as provided above, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, and the rules thereunder and the applicable rules of the New York Stock Exchange.

7	Code of Business Conduct and Ethics
(As last revised May 2004)